EXHIBIT 99.1

                        John Jordan Named CFO of Baldwin

SHELTON, Conn.--(BUSINESS WIRE)--March 8, 2007--Baldwin Technology Company, Inc. (AMEX: BLD), a leading global manufacturer of printing press accessories and controls for the newspaper publishing and commercial printing industries, announced today that John Jordan has joined the Company as Vice President, Chief Financial Officer and Treasurer.

Jordan had been VP and Treasurer of Paxar Corporation, a publicly-traded global manufacturer of apparel identification products, bar code identification machinery and supplies. In addition to functioning as Treasurer at Paxar, Jordan participated in the eleven-member Paxar Global Leadership Team and led the company's initiatives to develop a Sarbanes-Oxley compliance program and the recent restructuring of Paxar's domestic operations. Prior to joining Paxar, Jordan served as Controller, President of Retail Operations and as Vice
President and Treasurer for Amscan, Inc. Jordan, who earned his BSBA in accounting at the University of Florida and is a Certified Public Accountant, began his business career with Arthur Andersen & Co.

Baldwin President and COO, Karl Puehringer, stated, "I am very pleased that Baldwin was able to attract such an outstanding candidate from a world-class company. John is an exceptionally good fit for Baldwin. He is a global citizen, having worked with businesses around the world. I am impressed by John's leadership skills, strategic vision and broad experience. His ability to develop and execute successful international initiatives will greatly benefit Baldwin. I am confident he has the experience and skills to continue the Baldwin traditions of being a global industry leader while building shareholder value."

Baldwin Chairman and CEO, Gerald Nathe, said "The Board is very pleased to have John Jordan as Baldwin's new CFO and look forward to working with him as he helps lead Baldwin to its next level of growth."

Jordan commented, "I was attracted to Baldwin for several reasons, most importantly because of Baldwin's opportunity for global growth. Gerry and Karl and Baldwin's management team have built a financially sound company with a long tradition of entrepreneurship, innovation, and a strong desire to grow through serving Baldwin's customers. I look forward to working with them and the management team."

About Baldwin

Baldwin Technology Company, Inc. is a leading global manufacturer of printing press accessories and controls for the newspaper publishing and commercial printing industries. Baldwin offers its customers a broad range of market-leading technologies, products and systems that enhance the quality of printed products and improve the economic and environmental efficiency of printing presses. Headquartered in Shelton, Conn., the company has sales and service centers, product development and manufacturing operations in the Americas, Asia and Europe. Baldwin's technology and products include cleaning systems, fluid management and ink control systems, web press protection systems and drying systems. For more information, visit http://www.baldwintech.com.

Investors may contact Frank Hawkins or Julie Marshall, Hawk Associates, at (305) 451-1888 or e-mail info@hawkassociates.com. For an online investment kit, visit http://hawkassociates.com. An investment profile about Baldwin Technology may be found at http://www.hawkassociates.com/bldprofile.aspx. To receive these releases via e-mail, subscribe to e-mail alerts at http://www.hawkassociates.com/email.aspx.

Cautionary Statement: This release may contain statements regarding expected future order, backlog and sales rates, operating margins and profitability or other statements, which may constitute "forward-looking" information as defined in the Private Securities Litigation Reform Act of 1995 or by the Securities and Exchange Commission. Investors are cautioned that any such forward-looking statements are not guarantees of future performance and actual results may

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differ. See Item 1A "Risk Factors" and Exhibit 99 to the company's Annual Report on Form 10-K for the fiscal year ended June 30, 2006.

    CONTACT: Hawk Associates, Inc.
             Frank Hawkins and Julie Marshall, 305-451-1888 info@hawkassociates.com http://www.hawkassociates.com


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